THIS DOCUMENT IS A CONFIRMING COPY OF THE PRELIMINARY PROXY STATEMENT (SCHEDULE 14A) WHICH WAS MAILED TO THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 4, 1996.

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No. _____)

[X]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant

Check the appropriate box:  [X]  Preliminary Proxy Statement
                            [ ]  Definitive Proxy Statement
                            [ ]  Definitive Additional Materials
                            [ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                                LASER CORPORATION
________________________________________________________________________________
                (Name of Registrant as Specified in its Charter)

                              LASER CORPORATION
________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing:  (Check the appropriate box)
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2)
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11


(1)  Title of each class of securities to which transaction applies:____________

(2)  Aggregate number of securities to which transaction applies:_______________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-1: _/
     ___________________________________________________________________________

(4)  Proposed maximum aggregate value of transaction:___________________________

_/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:____________________________________________________

(2)  Form, schedule or registration statement no.:______________________________

(3)  Filing party:______________________________________________________________

(4)  Date filed:________________________________________________________________

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                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                       OF

                                LASER CORPORATION




                                     GENERAL


            This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Laser Corporation (the "Company") for the 1996 Annual Meeting of Shareholders of the Company to be held on May 22, 1996, at 10:00 a.m. MDT, at the Company's headquarters, 1832 South 3850 West, Salt Lake City, Utah. Shareholders will consider and vote upon the proposals described herein and referred to in the Notice of Annual Meeting accompanying this Proxy Statement.

            The close of business on April 10, 1996, has been fixed as the record date for the determination of the Shareholders entitled to notice of, and to vote at, the Annual Meeting. On such date there were outstanding and entitled to vote 672,098 shares of common stock. Each share of common stock is entitled to one vote on each matter to be considered at the meeting. For a description of the principal holders of such stock, see "Security Ownership of Certain Beneficial Owners and Management" below.

            Shares represented by Proxies will be voted in accordance with the specifications made thereon by the Shareholders. Any Proxy not specifying the contrary will be voted in favor of Management's nominees for directors of the Company.

            The Proxies being solicited by the Board of Directors may be revoked by any Shareholder giving the Proxy at any time prior to the Annual Meeting by giving notice of such revocation to the Company, in writing, at the address of the Company provided below. The Proxy may also be revoked by any Shareholder giving such Proxy who appears in person at the Annual Meeting and advises the Chairman of the Meeting of his intent to revoke the Proxy.

            The principal executive offices of the Company are located at 1832 South 3850 West, Salt Lake City, Utah 84104. This Proxy Statement and the enclosed Proxy are being furnished to Shareholders on or about April 19, 1996.









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                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT


Security Ownership of Certain Beneficial Owners
- -----------------------------------------------

            The following table sets forth information as of March 31, 1996, as to each person who owns of record, or is known by the Company to own beneficially, more than five percent (5%) of any class of voting securities of the Company.

                                             Amount and
                                             Nature of      Percent
  Title              Name & Address          Beneficial       of
of Class          of Beneficial Owner        Ownership(1)   Class(2)
- --------          ---------------------      ------------   --------

Common            Dr. William H. McMahan(3)    154,096      21.1
                  3959 West 1820 South
                  Salt Lake City, UT 84104

Common            Paula F. Julander(4)          82,000      11.2
                  1467 Penrose Drive
                  Salt Lake City, UT 84103

Common            J. Morton Davis               43,693       6.0
                  D. H. Blair Holdings, Inc.
                  D. H. Blair Investment
                  Banking Corp.(5)
                  44 Wall Street
                  New York, NY 10005

(1) Except as otherwise indicated, all shares are directly owned with voting and investment power held by the person named.

(2) Unless otherwise noted, based upon 730,098 shares (including shares subject to options that are exercisable within sixty days) outstanding as of March 31, 1996.

(3) Based upon information included on a Form 4 filed by Dr. McMahan, former Chairman and President of the Company, with the Securities and Exchange Commission ("SEC") on January 15, 1990. The Company has not received any amendments to this Form 4. Includes 17,664 shares held by Linda R. McMahan, Dr. McMahan's spouse.

(4) Based upon information provided by Ms. Julander on a Form 4 filed with the SEC on January 24, 1995.

(5) Based upon information included in a Schedule 13G, a copy of which was provided to the Company by J. Morton Davis, D. A. Blair Holdings, Inc. and D. H. Blair Investment Banking Corp. on February 12, 1993. No amendments to this Schedule 13G have been received by the Company.

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Security Ownership of Management
- --------------------------------

            The following table sets forth certain information as of March 31, 1996, regarding the ownership of each class of equity securities of the Company by each director or nominee for director of the Company and by all executive officers and directors as a group.

                                                Amount and
                                                Nature of      Percent
  Title              Name & Address             Beneficial        of
of Class          of Beneficial Owner           Ownership(1)    Class
- --------          -------------------           ------------    -----

Common            B. Joyce Wickham               16,400          2.2

Common            Rod O. Julander                98,000(2)      13.4

Common            Mark L. Ballard                12,219          1.7

Common            All Officers and              126,619         17.3
                  Directors as a Group
                  (3 persons)

(1) Except as otherwise indicated, all shares listed include shares subject to options that officers and directors have the right to exercise within sixty days and are directly owned with voting and investment power held by the person named.

(2) Includes 82,000 shares owned by Paula F. Julander, his wife, as to which Dr. Julander disclaims beneficial ownership.


            Ms. Wickham and Messrs. Julander and Ballard are required to annually report the acquisition of options granted pursuant to stock option plans of the Company on a Form 5. These reports were filed for 1995 and evidence the grant of options to the individuals named.


Changes in Control
- ------------------

            The Company is unaware of any arrangement which may at a subsequent date result in any change of control of the Company.



                     PROPOSAL 1 - ELECTION OF DIRECTORS
                     ----------------------------------

            The Company's Articles of Incorporation provide that the board of directors shall be elected each year at the annual meeting of the Shareholders of the Company. At the 1996 Annual Meeting, the Board of Directors will nominate B. Joyce Wickham, Rod O. Julander, and Mark L. Ballard for election as directors of the Company. Upon election, the directors will serve until the next Annual Meeting of the Shareholders and until their successors have

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been elected and qualified.  The Board of Directors believes that all of the nominees will be available and able to serve as directors.

            In the absence of instructions to the contrary, the persons named in the Proxy will vote the Proxies "FOR" the election of the nominees listed below, unless otherwise specified in the Proxy. The Board of Directors has no reason to believe that any nominee will be unable to serve, but if any nominee should become unable to serve, the Proxies will be voted for such other person as the Board of Directors shall recommend.

            Certain information concerning the nominees to the Board of Directors is set forth below:

                                                          Has Served
Name of                         Company                   as Director
Nominee           Age        Position Held                   Since
- -------           ---        -------------                -----------

B. Joyce          44         Director, Chairman,              1989
Wickham                      President, Chief
                             Executive Officer
                             and Treasurer

Rod O.            62         Director and Secretary           1989
Julander

Mark L.           48         Director, Vice President          1994*
Ballard                       and Assistant Secretary

*  Mr. Ballard served as a Director of the Company from June 1983 to October
   1987.



Board and Committee Meetings
- ----------------------------

            There were seven meetings of the Board of Directors during the last fiscal year. Each of the directors attended at least seventy-five (75%) of the meetings held. For a description of directors' fees, see "Executive Compensation - Compensation of Directors." The Board of Directors has designated Audit, Stock Option, and Executive and Compensation committees. At the present time, Rod O. Julander is the sole member of the Audit and Executive and Compensation committees. Dr. Julander and B. Joyce Wickham are members of the Stock Option committee, employee plan. B. Joyce Wickham and Mark L. Ballard are members of the Stock Option committee, director plan.

            The functions performed by the Audit Committee include (i) meeting with the Company's independent auditors to discuss the scope of the auditors' annual review of the Company's financial statements, procedures recommended by the auditors, and the results of the auditors' annual review, and (ii) reporting and making recommendations to the Board of Directors. The Audit Committee held one meeting in 1995.

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            The functions performed by the Executive and Compensation
Committee are to periodically review the compensation paid to officers of the Company and to make recommendations to the Board of Directors concerning such compensation. The Executive and Compensation Committee held two meetings in 1995.

            The functions performed by the Stock Option Committee, employee plan, include (i) administering the Company's employee stock option plans, and
(ii) determining eligible officers and employees to whom any stock options should be granted pursuant to the stock option plans, the number thereof, and the terms of any such grants. This Stock Option Committee held two meetings in 1995.

            The functions performed by the Stock Option Committee, director plan, include (i) administering the Company's director stock option plans, and
(ii) determining eligible directors to whom any stock options should be granted pursuant to the stock option plans, the number thereof, and the terms of any such grants. This Stock Option Committee held two meetings in 1995.


Executive Officers and Directors
- --------------------------------

            The executive officers, directors, and significant employees of the Company are listed on the following table:


      Name                         Position                     Age
      ----                         --------                     ---
B. Joyce Wickham             Chairman, Director,                44
                             President, Chief
                             Executive Officer
                             and Treasurer

Mark L. Ballard              Director, Vice President           48
                             and Assistant Secretary

Rod O. Julander              Director and Secretary             62


            The term of each executive officer is one year. Officers are elected each year at the Annual Meeting of the Board of Directors.

            Certain information regarding the business experience of these executive officers, directors and significant employees is set forth below.


            B. Joyce Wickham.
            -----------------
                                Ms. Wickham was elected Chairman of the Board,
President and Chief Executive Officer, and Treasurer of the Company in 1989. She has served in those capacities since that time, except for the period from June 1989 until December 1990 when she served solely as Chairman of the Board and Treasurer. Ms. Wickham has been employed by the Company and its subsidiaries or associated companies since 1981, with the exception of one year during 1988-1989 at which time she was employed with McMahan Enterprises

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and Kaye Corporation in General Management and as Director of Personnel and
Operations. Ms. Wickham has held various executive positions for the Company including Manager of American Laser GmbH, Munich, Germany, Manager of the Company's Taipei, Taiwan material procurement operations, Manager of Optical Computer, Inc. and President of Southfork Electronics, Inc. Ms. Wickham holds a Bachelor of Science Degree in Psychology from Brigham Young University.


            Mark Ballard.
            -------------
                           Mr. Ballard currently is employed by the Company as
Vice President of Laser Corporation and President of American Laser. He was elected to these positions in May 1991 and June 1994, respectively. Prior to May 1991, Mr. Ballard held various executive, officer and director positions for the Company and its subsidiaries. He has been employed by the Company since 1975, with the exception of one year during 1983-1984 at which time he was President and a director of HGM. Mr. Ballard holds a Bachelor of Arts degree in Accounting from Utah State University.


            Rod O. Julander.
            ----------------
                              Dr. Julander was elected to the Board of
Directors and as Secretary of the Company in 1989. Dr. Julander has been a Professor of Public Administration at Weber State University, Ogden, Utah, since 1960 and is Chairman of the Political Science Department. In 1984 he was a consultant for University of Utah Center for Public Administration, a lobbyist for the Utah Chapter of the National Association of Social Workers and Utah Society of Radiologic Technologists. In 1967 he was Personnel Consultant at Hill Air Force Base, Utah and from 1965 to 1966 was Executive Director of the Utah Committee on Children and Youth. Dr. Julander received his Bachelor of Science and Master of Science in Philosophy and his Ph.D. in Political Science from the University of Utah.


            Dr. Julander is employed full time in activities which do not involve the Company. Ms. Wickham is employed full time by the Company as its President, Chief Executive Officer and Treasurer. Mr. Ballard is employed full time by the Company as its Vice President and Assistant Secretary. If any outside director is requested to perform services for the Company beyond normal service as a director, such director will be compensated for the performance of such services at rates to be agreed upon by such director and the Company.


            There are no family relationships between any directors or executive officers of the Company.

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                           EXECUTIVE COMPENSATION
                           ----------------------

            The following table sets forth the aggregate cash remuneration paid by the Company for services rendered in all capacities during the last fiscal year by its Chief Executive Officer and by its most highly compensated executive officers whose cash remuneration from the Company and its subsidiaries exceeded $100,000.



                         Summary Compensation Table
                         --------------------------
                                                  Long Term Compensation
                                                  ----------------------
                        Annual Compensation         Awards      Payouts
                        -------------------       ----------------------
   (a)          (b)     (c)     (d)    (e)      (f)      (g)      (h)     (i)
                                      Other                               All
                                      Annual    Re-    Securities        Other
                                      Compen- stricted Underlying LTIP   Compen-
Name and       Year                   sation   Stock    Options/   Pay-  sation
Principal      Ended   Salary   Bonus    (1)  Award(s)    SARs     outs   (2)
Position       Dec. 31   ($)     ($)     ($)     ($)      (#)      ($)    ($)
- ----------     -------  ------  ----- ------- -------- --------  -----  ------

B. Joyce
Wickham         1995   $68,571  7,210   $278       -      4,000      -    $2,773
President,      1994   $60,000    -     $542       -      4,000      -    $8,693
Chief Executive 1993   $54,000          $672       -      4,000      -    $2,308
Officer, and
Director

(1) Amounts include Company payments for additional health insurance coverage.

(2) Payments in lieu of vacation earned. In addition, 1994 amount also includes $6,500 of 1993 deferred salary.


Other Compensation
- ------------------

            Ms. Wickham's Employment Agreement provides to Ms. Wickham, as additional compensation, a payment equal to fifty percent (50%) of the price actually paid by her to purchase stock of the Company during any calendar year of her employment, up to a maximum of ten percent (10%) of her annual compensation for such year. Ms. Wickham has purchased no shares pursuant to this provision.

            The Company does not have a key-man life insurance policy on the life of any executive officer or director. The Company provides health and life insurance to its employees. The Company had no other retirement, pension
or similar programs in 1995.   In 1990, the Company established a 401(k)
retirement program for employees. The Company did not make a contribution to the Plan in 1995.

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Stock Option Plans
- ------------------

            The Company has two stock option plans for key employees: an incentive stock option plan pursuant to which incentive stock options to purchase a maximum of 50,000 shares of common stock may be issued and a non-statutory stock option plan pursuant to which non-qualified stock options to purchase 50,000 shares may be issued. The Stock Option Committee of the Board of Directors administers both plans and has discretion to determine the terms of options granted under each plan. Such terms include the exercise price of each option, the number of shares subject to each option, and the exercisability of such options. Options under the incentive plan must be granted at the fair market value on the date of grant except that the option price must be one hundred ten percent (110%) of such fair market value if the optionee owns more than ten percent (10%) of the outstanding common stock.
The aggregate fair market value of the shares issuable on exercise of options granted to any employee in a calendar year may not exceed $20,000 plus certain carry over allowances. Options under the non-statutory plan must be granted at a price equal to at least the fair market value of the shares on the date of grant. The maximum term of options granted under either plan is five years. Each of the plans provides that if the optionee's employment by the Company is terminated for any reason the option shall thereupon expire and any and all right to purchase shares pursuant thereto shall terminate ninety days after the optionee's employment terminates. Under the incentive stock option plan, options to purchase an aggregate of 3,500 shares of common stock at an exercise price of $2.19 per share and an aggregate of 3,500 shares of common stock at an exercise price of $1.92 per share were granted in 1992 to two officers and one non-officer employees. During 1993 incentive stock options were granted and remain exercisable to two officers and one non-officer to purchase an aggregate of 4,000 shares of common stock at an exercise price of $3.03 per share and an aggregate of 4,000 shares of common stock at an exercise price of $1.50 per share. Incentive stock options to purchase an aggregate of 6,000 shares of common stock at an exercise price of $1.43 per share and an aggregate of 6,000 shares of common stock at an exercise price of $5.13 per share were granted in 1994 to two officers and two non-officers. In 1995 incentive stock options were granted to two officers and three non-officers to purchase an aggregate of 7,500 shares of common stock at an exercise price of $3.625 per share and an aggregate of 7,500 shares of common stock at an exercise price of $2.375 per share. None of the options have been exercised. No options have been granted under the Non-Statutory plan. The Incentive plan and the Non-Statutory plan, as amended on May 21, 1993 and July 15, 1994 expire on June 30, 1998.


     The following table sets forth information respecting all individual grants of options and stock appreciation rights ("SARs") made during the last completed fiscal year to any of the executives named in the Summary Compensation Table above.

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                      Option/SAR Grants in Last Fiscal Year
                      -------------------------------------




                            Individual Grants
- --------------------------------------------------------------------------------
      (a)              (b)            (c)             (d)        (e)
                    Number of      % of Total
                    Securities    Options/SARs
                    Underlying     Granted to      Exercise or   Ex-
                   Options/SARs  Employees During  Base Price  piration
     Name           Granted (#)    Fiscal Year(1)   ($/share)    Date

   B. Joyce Wickham   2,000           21 %           $3.625    Jun. 2000
                      2,000           21 %           $2.375    Dec. 2000


(1) The percentages are based on the total of options to purchase 9,500 shares granted in June of 1995 and the total of options to purchase 9,500 shares in December of 1995.



Stock Bonus Plan
- ----------------

            In January 1985, the Board of Directors adopted a Stock Bonus Plan (the "Stock Bonus Plan") to provide stock bonuses to qualified employees of the Company. Fifty thousand (50,000) shares of the Company's common stock have been reserved for issuance under the Stock Bonus Plan.

            The Board of Directors has discretion to determine qualified employees to whom stock bonuses should be awarded, the number of shares to be granted to each qualified employee and any restrictions to be placed upon the shares. No more than 1,000 shares may be granted to any one employee during any fiscal year. Employees are not required to pay cash or other consideration for shares awarded under the Stock Bonus Plan. As of March 31, 1996, the Company had granted 846 shares of common stock under the stock bonus plan, all of which were issued prior to 1987.


Director Options
- ----------------

            On October 16, 1987, the Board of Directors adopted a resolution, ratified by the Shareholders of the Company, granting all non-employee directors five-year options to purchase 10,000 shares of common stock, at the end of each six months of service as a director, at the last reported sale price on the date of grant. Such options will not be granted under the incentive or non-statutory stock option plans. On March 22, 1990, the Board of Directors adopted a resolution terminating the director option program. As of December 31, 1991, options to purchase an aggregate of 10,000 shares of common stock at exercise prices ranging from $5.60 to $6.90 per share, had been granted to former directors and now have expired. On May 29, 1992 the

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Board of Directors reinstated this option plan whereby each outside director would be granted a five-year option to purchase 2,000 shares of common stock at the end of each six months of service as a director beginning on June 1, 1992. The plan provides that if a director shall cease to be a director of the Corporation for any reason the option may be exercised by the former
director at any time within one year after such cessation.   A formalized
Stock Option Plan and Stock Option Agreement was adopted on September 10, 1992, effective May 29, 1992. On June 1, 1993 the plan was amended to change the method of calculating the exercise price to that of the employee's Incentive Stock Option Plan. Of the options granted to directors during 1992, an aggregate of 2,000 shares of common stock at an exercise price of $2.19 per share and an aggregate of 2,000 shares of common stock at an exercise price of $1.92 per share remain exercisable. Options granted in 1993 to purchase an aggregate of 2,000 shares of common stock at the exercise price of $3.03 per share and an aggregate of 2,000 shares of common stock at an exercise price of $1.50 per share remain exercisable. During 1994, options to purchase an aggregate of 2,000 shares of common stock at an exercise price of $1.43 per share and an aggregate of 2,000 shares of common stock at an exercise price of $5.13 per share were granted. Options were granted in 1995 to purchase an aggregate of 2,000 shares of common stock at the exercise price of $3.625 per share and an aggregate of 2,000 shares of common stock at an exercise price of $2.375 per share. None of the options have been exercised.


Termination of Employment Arrangement
- -------------------------------------

            Pursuant to the terms of the Employment Agreements between B. Joyce Wickham and the Company and Mark L. Ballard and the Company, in the event of termination by the Company of their employment, Ms. Wickham shall be entitled to twelve months of severance benefits at the time of termination and Mr. Ballard shall be entitled to eleven months of severance benefits at the time of termination, unless such termination shall be for cause, lack of performance, resignation or by reason of death.


Compensation of Directors
- -------------------------

            Board members who are also employees of the Company do not receive any directors' fees. Non-employee Board members receive $10,000 per year in directors' fees. Directors are reimbursed for their expenses of attending meetings outside the area in which they live.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------

            The Company's administrative offices and primary assembly facilities for its laser products are located in an approximately 46,000 square foot building in Salt Lake City, Utah, which is owned by Dr. McMahan, former Chairman and President of the Company, who owns approximately twenty-one percent (21%) of the stock of the Company. The Company leases the building from Dr. McMahan pursuant to a lease agreement which terminates on April 30, 1999. In January 1992, the lease was amended eliminating the annual

- --------------------------------------------------------------------------------


cost of living index rent escalation provision, providing for a new annual base rent of $236,725, which was paid in 1994 and 1995. The amendment also provided for a one-time increase approximately midway through the remaining lease period to reflect the increase, if any, in fair market rental.



         PROPOSED AMENDMENTS TO THE COMPANY'S ARTICLES OF INCORPORATION
         --------------------------------------------------------------

            The Board of Directors has unanimously approved two (2) amendments to the Company's Articles of Incorporation as follows:

                  (1) the amendment of Article IV to increase to 10,000,000
            from 2,000,000 the number of shares of Common Stock, par value $.05 per share (the "Common Stock"), which the Company is authorized to issue without further approval of the shareholders of the Company; and

                  (2) an additional amendment of Article IV to authorize the issuance by the Company of up to 2,000,000 shares of Preferred Stock, without par value (the "Preferred Stock"), in one or more series, from time to time, and having such rights, preferences, privileges, designations and other terms, as the Board of Directors may determine without further approval of the shareholders of the Company.

            The shareholders will be requested to consider and vote upon each of these two amendments separately at the Annual Meeting. These proposed amendments are attached as Exhibit A to this Proxy Statement. The Board of Directors recommends that the shareholders approve these amendments.



        PROPOSAL 2 - AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION
        -----------------------------------------------------------------
           TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
           -----------------------------------------------------------

            The Company's Articles of Incorporation currently authorize 2,000,000 shares of Common Stock. Of the 2,000,000 shares of Common Stock currently authorized for issuance, approximately 1,327,902 shares are unissued and unreserved for issuance. The proposed amendment would increase the number of authorized shares of the Company's Common Stock to 10,000,000.

            If the proposed amendment to the Articles of Incorporation is approved, the authorized shares of Common Stock in excess of those issued and reserved will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable without further action by the Company's shareholders, unless such action is required in a specific case by applicable laws or regulations or stock exchange rules.

            The Board of Directors believes that it is in the Company's best interests to increase the number of authorized shares of Common Stock in order to have additional authorized shares available for issuance to meet business needs as they may arise. The Board of Directors believes that the

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- --------------------------------------------------------------------------------


availability of such additional shares will provide the Company with the flexibility to issue Common Stock for proper corporate purposes which may be identified by the Board of Directors in the future, including stock splits, stock dividends, financing or acquisitions. Management currently has no arrangements, agreements, understandings or plans for the issuance of the additional shares of Common Stock proposed to be authorized.

            The issuance of additional Common Stock could have the effect of diluting voting power per share or the book value per share of the outstanding Common Stock. Holders of the Company's Common Stock do not have preemptive rights to purchase shares in future issuances. Also, the existence of unissued and unreserved Common Stock could, in certain instances, render more difficult or discourage a merger, tender offer, or proxy contest, and thus potentially have an "anti-takeover" effect. An issuance of stock can make acquisition of a company more difficult or more costly. An issuance of stock could deter the types of transactions that may be proposed or could discourage or limit the shareholders' participation in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions were favored by the majority of the shareholders.

            The Board of Directors of the Company will, however, consider any proposals to acquire control of the Company that may arise in the future in accordance with their fiduciary duties and their judgment as to the best interests of the shareholders of the Company at that time. The Company's Articles of Incorporation and Bylaws do not presently contain provisions having an anti-takeover effect. The proposed amendments to increase the authorized Common Stock and to authorize Preferred Stock are not part of a plan by management of the Company to adopt a series of anti-takeover measures, and management has no present intention or plans to propose anti-takeover measures in future proxy solicitations.

            The Board of Directors does not intend to issue any Common Stock except on terms which the Board deems to be in the best interests of the Company and its then-existing shareholders.

            If approved by the shareholders, the proposed amendment to Article IV of the Company's Articles of Incorporation regarding its Common Stock will become effective upon filing of Articles of Amendment with the Utah Division of Corporations and Commercial Code, which is expected to be accomplished on May 22, 1996, or as soon thereafter as practicable.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND
ARTICLE IV OF THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK.



      PROPOSAL 3 - AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO
      --------------------------------------------------------------------
    AUTHORIZE THE ISSUANCE OF SHARES OF PREFERRED STOCK IN ONE OR MORE SERIES
    -------------------------------------------------------------------------

            No preferred stock is presently authorized by Company's Articles of Incorporation. The proposed amendment would authorize the Board of Directors, without any further shareholder action (unless such action is

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required in a specific case by applicable laws or regulations or stock exchange rules), to issue from time to time Preferred Stock as one class without series or in one or more series and to fix by resolution the designations, preferences, limitations and relative rights of such class or each such series. The class as a whole or any series of Preferred Stock could, as determined by the Board of Directors at the time of issuance, rank, with respect to dividends, limited voting rights, redemption and liquidation rights, senior to the Company's Common Stock.

            Under the proposed amendment, the Preferred Stock would have no voting rights except for the following:

                  (a) voting rights required by applicable law (which
            currently provides for a vote of a class or series for certain amendments to the articles of incorporation affecting the class or series);

                  (b) voting rights which the Board of Directors may grant to the class or a series of the Preferred Stock with respect to any amendment of the Company's Articles of Incorporation which adversely affects any right, preference or a limitation of the class or series; and

                  (c) voting rights which the Board of Directors may grant to the class or a series of the Preferred Stock to elect a certain number of directors of the Company if there is a failure to pay dividends on the class or series for a period of time or to make a mandatory redemption payment when due for the class or series.

The terms, conditions and limitations of any such voting rights will be determined by the Board of Directors, including the number of directors to be elected and the time period for which there must be a failure to pay any dividends for voting rights to occur. The Board of Directors of the Company believes that the Common Stock should be the only class with unlimited voting power.

            In the Board of Directors' opinion, the primary reason for authorizing the Preferred Stock is to provide flexibility for the Company's capital structure. The Board of Directors believes that this flexibility is necessary to enable it to tailor the specific terms of a class or series of Preferred Stock that may be issued to meet market conditions and financing opportunities as they arise, without the expense and delay that would be entailed in calling a shareholders meeting to approve the specific terms of the class or any series of Preferred Stock.

            The Preferred Stock may be used by the Company for any proper corporate purpose. Such purpose might include, without limitation, issuance as part or all of the consideration required to be paid by the Company in the acquisition of other businesses or properties, or issuance in public or private sales for cash as a means of obtaining additional capital for use in the Company's business and operations. The Company currently has no arrangements, agreements, understandings or plans for the issuance of any Preferred Stock.

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            It is not possible to state the precise effects of the
authorization of the Preferred Stock upon the rights of the holders of the Company's Common Stock, until the Board of Directors determines the respective preferences, limitations, and relative rights of the holders of the class as a whole or of any series of the Preferred Stock. Such effects might include:

                  (a) reduction of the amount otherwise available for the
            payment of dividends on Common Stock, to the extent dividends are payable on any issued Preferred Stock;

                  (b) restrictions on dividends on the Common Stock;

                  (c) voting rights of any series or the class of Preferred
            Stock to vote separately, or to vote with the Common Stock, on limited matters as indicated above;

                  (d) conversion of the Preferred Stock into Common Stock at such prices as the Board determines, which could include issuance at below the fair market value or original issue price of the Common Stock, diluting the book value per share of the outstanding Common Stock; and

                  (e) the holders of Common Stock not being entitled to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to holders of the Preferred Stock.

In regards to (a) and (b) above, the Company has not paid nor does it anticipate paying any dividends on Common Stock.

            In addition, the existence of unissued Preferred Stock could, in certain instances, render more difficult or discourage a merger, tender offer, or proxy contest and thus potentially have an "anti-takeover" effect, especially if stock were issued in response to a potential takeover.
Issuances of stock, including preferred stock with conversion rights, can and have been implemented by some companies in a manner intended to make acquisition of the companies more difficult or more costly. Please see a further discussion of such effects under "Proposal to Amend the Company's Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock".

            If approved by the shareholders, this proposed additional amendment to Article IV, with respect to Preferred Stock, will become effective upon filing Articles of Amendment with the Utah Division of Corporations and Commercial Code, which is expected to be accomplished on May 22, 1996, or as soon thereafter as practicable.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND
ARTICLE IV TO AUTHORIZE THE ISSUANCE OF PREFERRED STOCK.

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                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
                ------------------------------------------------

            The Board of Directors of the Company has selected Tanner + Co. as the independent public accountants of the Company for the fiscal year ending December 31, 1996. Tanner + Co. has served as the Company's independent public accountants since November 4, 1994.

            During the two most recent years and through November 4, 1994, the Company has not consulted with Tanner + Co. on items which (i) were or should have been subject to SAS 50 or (ii) concerned the subject matter of a disagreement or reportable event with the former auditor, (as described in Regulation S-K Item 304(a)(2)).

            Representatives of Tanner + Co. are expected to attend the Annual Meeting of Shareholders and will be available to respond to appropriate questions and will be afforded the opportunity to make a statement if they desire to do so.

            In the absence of instructions to the contrary, the persons named in the Proxy will vote the Proxies FOR approval of the selection of Tanner + Co. as independent public accountants for the Company.


                            SHAREHOLDER PROPOSALS
                            ---------------------

            If a Shareholder wishes to present a proposal at the 1997 Annual Meeting of Shareholders, the proposal must be received by Laser Corporation, 1832 South 3850 West, Salt Lake City, Utah 84104 prior to December 5, 1996. The Board of Directors will review any proposal which is received by that date and determine whether it is a proper proposal to present at the 1997 Annual Meeting.


                                VOTE REQUIRED
                                -------------

            A majority of the 672,098 issued and outstanding shares of common stock of the Company shall constitute a quorum at the Annual Meeting. Under the Utah Revised Business Corporation Act, the affirmative vote of at least a majority of the shares represented at the meeting is required for all proposals to come before the meeting.

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                                OTHER MATTERS
                                -------------

            As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present and has not been informed that any other person intends to present, a matter for action at the 1996 Annual Meeting other than as set forth herein and in the Notice of Annual Meeting.
If any other matter properly comes before the meeting, it is intended that the holders of Proxies will act in accordance with their best judgment. The Board of Directors may read the minutes of the 1995 Annual Meeting of Shareholders and make reports, but Shareholders will not be requested to approve or disapprove such minutes or reports.

            In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of common stock held of record and will reimburse such persons for forwarding such material. The cost of this solicitation of proxies will be borne by the Company.

            COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB (INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENTS SCHEDULES) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "10-KSB") MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE COMPANY, ATTENTION: ROD O. JULANDER, SECRETARY, 1832 SOUTH 3850 WEST, SALT LAKE CITY, UTAH 84104. COPIES OF THE COMPANY'S 1995 ANNUAL REPORT TO SHAREHOLDERS, INCLUDING THE 10-KSB, ARE BEING MAILED WITH THIS PROXY STATEMENT. ADDITIONAL COPIES MAY BE OBTAINED BY WRITING TO LASER CORPORATION, ATTENTION: ROD O. JULANDER, SECRETARY, 1832 SOUTH 3850 WEST, SALT LAKE CITY, UTAH 84104.

            The enclosed Proxy is furnished for you to specify your choices with respect to the matters referred to in the accompanying Notice and described in this Proxy Statement. If you wish to vote in accordance with the Board's recommendations, merely sign, date and return the Proxy in the enclosed envelope, which requires no postage if mailed in the United States.
A prompt return of your Proxy will be appreciated.

                                   By Order of the Board of Directors




                                   Rod O. Julander, Secretary




Salt Lake City, Utah
April 19, 1996

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                                  EXHIBIT A
                                  ---------

                             TO PROXY STATEMENT
                             ------------------

                            Dated April 19, 1996
                            --------------------


              Text of Proposed Amendment to Articles of Incorporation

1.          Article IV is hereby amended in its entirety to read as follows:

            "The corporation shall have the authority to issue 10,000,000 shares of common stock, each having a par value of $.05 per share. All common shares issued by the corporation shall be fully paid and nonassessable and shall have equal rights."


2. Article IV is hereby further amended by the addition of the following three paragraphs:

            "In addition, the corporation shall have the authority to issue 2,000,000 shares of preferred stock, without par value. Such preferred stock may be issued in series. Notwithstanding the rights of common stock stated above, the entitlement of the common stock to receive net assets of the corporation upon dissolution, and the voting rights of common stock, shall be subject to the voting and other rights, if any, provided to the holders of preferred stock by these Articles of Incorporation. Except for and subject to those rights expressly granted to the holders of the preferred stock, or except as may be provided by law, the holders of common stock shall have exclusively all other rights of shareholders.

            This corporation's Board of Directors shall have the authority, without shareholder action, to determine the preferences, limitations and relative rights of any preferred stock (whether in a series or as a class), including without limitation the following:

    (i)  the designation of any series or class of preferred stock;

    (ii) the number of shares constituting the series or class;

   (iii) voting rights , if any, complying with the limitations on voting rights stated in this Article IV for preferred stock, except that no condition, limitation, or prohibition on voting shall eliminate any right to vote required by Utah law;

    (iv) any redemption rights and, if provided, the terms and conditions of such redemption, including without limitation the date or dates upon or after which any preferred stock shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

- --------------------------------------------------------------------------------


    (v) any sinking fund for the redemption or purchase of shares of a series or class, and, if provided, the terms and amount of such sinking fund;

    (vi) conversion rights and, if provided, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

   (vii) distribution rights, including without limitation a dividend rate and the determination of whether such rights are cumulative, noncumulative or partially cumulative; and

  (viii) preference rights over any other class or series of shares with respect to distributions, including without limitation any priority as to dividends and as to distributions upon the dissolution of the corporation.

The preferred stock of the corporation shall have no voting rights except:

    (i) the preferred stock shall have voting rights required by applicable law (which required voting rights may be set forth in the preferences, limitations and relative rights of a class or series);

    (ii) any preferred stock of a class or series may have voting rights with respect to any amendment, alteration or repeal of any provision of the Corporation's Articles of Incorporation which adversely affects any right, preference or limitation of the class or series; and

  (iii) any preferred stock of a class or series may have voting rights to elect a certain number of directors of the corporation in the event of the corporation's failure to pay dividends on the class or series for a period of time or to make a mandatory redemption payment when due for the class or series.

            The Board of Directors shall, in accordance with the authority granted to Board of Directors in this Article IV, determine whether any such voting rights, not required by applicable law, shall exist and shall also determine the terms, conditions and limitations of any such voting rights, including without limitation the number of and time period for any such failures to pay dividends necessary for voting rights to occur and the number of directors to be elected by a class or series after such an event."



















                                    -2-
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                                LASER CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 22, 1996

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints B. Joyce Wickham and Rod O. Julander and each of them (acting jointly or, if one be present, then by that one alone) as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of the Company held of record by the undersigned or with respect to which the undersigned is entitled to vote and act on April 10, 1996 at the Annual Meeting of Shareholders to be held at the Company's corporate offices at 1832 South 3850 West, Salt Lake City, Utah, on Wednesday, May 22, 1996 at 10:00 a.m., local time, or at any adjournment thereof, and especially to vote as follows:

1.  Election of Directors

     FOR all nominees listed                 WITHHOLD AUTHORITY
     below (except as marked                 to vote for all
     to the contrary below)    [   ]         nominees listed below   [   ]

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH A NOMINEE'S NAME IN THE LIST BELOW:)

     B. Joyce Wickham          Rod O. Julander          Mark L. Ballard

2. To approve an amendment to the Company's Articles of Incorporation to increase the authorized number of shares of the Company's Common Stock to 10,000,000 shares.

          FOR   [   ]           AGAINST   [   ]          ABSTAIN  [   ]

3. To approve an amendment to the Company's Articles of Incorporation to authorize up to 2,000,000 shares of Preferred Stock of the Company issuable in one or more series.

          FOR   [   ]           AGAINST   [   ]          ABSTAIN  [   ]

4. To approve the selection of Tanner + Co. as the independent certified public accountants of the Company for the fiscal year ending December 31, 1996.

          FOR   [   ]           AGAINST   [   ]          ABSTAIN  [   ]

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

- --------------------------------------------------------------------------------



THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AS SELECTED BY THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3, AND 4.

PLEASE SIGN AND DATE THIS PROXY WHERE SHOWN BELOW AND RETURN IT PROMPTLY:


                                     Date:__________________________,1996


                                     Signed:_____________________________


                                     ____________________________________

     (Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership please sign in partnership name by authorized person.)

No Postage Is Required If This Proxy Is Returned In The Enclosed Envelope And Mailed In The United States.

































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